                                                                      EXHIBIT 9C

                            TRANSFER AGENT AGREEMENT


     THIS AGREEMENT is made and entered into on this 5th day of November, 1996, by and between Bremer Investment Funds, Inc., a series company currently sponsoring the Bond Fund and the Growth Stock Fund (each, a "Fund", and together, the "Funds") and Firstar Trust Company, a corporation organized under the laws of the State of Wisconsin (hereinafter referred to as the "Agent").

     WHEREAS, the Funds are open-ended management investment companies which shall be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

     WHEREAS, the Agent is a trust company and, among other things, is in the business of administering transfer and dividend disbursing agent functions for the benefit of its customers;

     NOW, THEREFORE, the Funds and the Agent do mutually promise and agree as follows:

1.   TERMS OF APPOINTMENT; DUTIES OF THE AGENT

     Subject to the terms and conditions set forth in this Agreement, the Funds hereby employ and appoint the Agent to act as transfer agent and dividend disbursing agent.

     The Agent shall perform all of the customary services of a transfer agent and dividend disbursing agent, and as relevant, agent in connection with accumulation, open account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to:

     A. Receive orders for the purchase of shares;

     B. Process purchase orders and issue the appropriate number of certificated or uncertificated shares with such uncertificated shares being held in the appropriate shareholder account;

     C. Process redemption requests received in good order;

     D. Pay monies in accordance with the instructions of redeeming shareholders;

     E. Process transfers of shares in accordance with the shareowner's instructions;

     F. Process exchanges between funds within the same family of funds;

     G. Issue and/or cancel certificates as instructed; replace lost, stolen or destroyed certificates upon receipt of satisfactory indemnification or surety bond;

     H. Prepare and transmit payments for dividends and distributions declared by the Funds;

     I. Make changes to shareholder records, including, but not limited to, address changes in plans (i.e., systematic withdrawal, automatic investment, dividend reinvestment, etc.);

     J. Record the issuance of shares of the Funds and maintain, pursuant to Rule 17ad-10(e) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a record of the total number of shares of the Funds which are authorized, issued and outstanding;

     K. Prepare shareholder meeting lists and, if applicable, mail, receive and tabulate proxies;

     L. Mail shareholder reports and prospectuses to current shareholders;

     M. Prepare and file U.S. Treasury Department forms 1099 and other appropriate information returns required with respect to dividends and distributions for all shareholders;

     N. Provide shareholder account information upon request and prepare and mail confirmations and statements of account to shareholders for all purchases, redemptions and other confirmable transactions as agreed upon with the Funds; and

     O. Provide a Blue Sky System which will enable the Funds to monitor the total number of shares sold in each state. In addition, the Funds shall identify to the Agent in writing those transactions and assets to be treated as exempt from the Blue Sky reporting to the Funds for each state. The responsibility of the Agent for the Funds' Blue Sky state registration status is solely limited to the initial compliance by the Funds and the reporting of such transactions to the Funds.

2.   COMPENSATION

     The Funds agree to pay the Agent for performance of the duties listed in this Agreement; the fees and out-of-pocket expenses include, but are not limited to the following: printing, postage, forms, stationery, record retention, mailing, insertion, programming, labels, shareholder lists and proxy expenses.

     These fees and reimbursable expenses may be changed from time to time subject to mutual written agreement between the Funds and the Agent.

     The Funds agree to pay all fees and reimbursable expenses within ten (10) business days following the mailing of the billing notice.

3.   REPRESENTATIONS OF AGENT

     The Agent represents and warrants to the Funds that:

     A. It is a trust company duly organized, existing and in good standing under the laws of Wisconsin;

     B. It is a registered transfer agent under the Exchange Act;

     C. It is duly qualified to carry on its business in the state of Wisconsin;

     D. It is empowered under applicable laws and by its charter and bylaws to enter into and perform this Agreement;

     E. All requisite corporate proceedings have been taken to authorize it to enter and perform this Agreement; and

     F. It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

     G. It will comply with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, the Investment Company Act, and any laws, rules, and regulations of governmental authorities having jurisdiction.

4.   REPRESENTATIONS OF THE FUNDS

     Bremer Investment Funds, Inc. represents and warrants to the Agent that:

     A. It is an open-ended diversified investment company under the Investment Company Act;

     B. It is a corporation organized, existing, and in good standing under the laws of Maryland;

     C. It is empowered under applicable laws and by its Articles of Incorporation and Bylaws to enter into and perform this Agreement;

     D. All necessary proceedings required by the Articles of Incorporation have been taken to authorize it to enter into and perform this Agreement;

     E. It will comply with all applicable requirements of the Securities Act, the Exchange Act, the Investment Company Act, and any laws, rules and regulations of governmental authorities having jurisdiction; and

     F. A registration statement under the Securities Act will become effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all shares of the Funds being offered for sale.

5.   COVENANTS OF  FUNDS AND AGENT

     The Funds shall furnish the Agent a certified copy of the resolution of the Board of Directors of the Funds authorizing the appointment of the Agent and the execution of this Agreement. The Funds shall provide to the Agent a copy of the Articles of Incorporation and Bylaws of Bremer Investment Funds, Inc. and all amendments thereto.

     The Agent shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the Investment Company Act and the rules thereunder, the Agent agrees that all such records prepared or maintained by the Agent relating to the services to be performed by the Agent hereunder are the property of the Funds and will be preserved, maintained and made available in accordance with such section and rules and will be surrendered to the Funds on and in accordance with their request.

6.   INDEMNIFICATION; REMEDIES UPON BREACH

     The Agent shall exercise reasonable care in the performance of its duties under this Agreement. The Agent shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with matters to which this Agreement relates, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond the Agent's control, except a loss resulting from the Agent's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence, or willful misconduct on its part in the performance of its duties under this Agreement. Notwithstanding any other provision of this Agreement, the Fund shall indemnify and hold harmless the Agent from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys'
fees) which the Agent may sustain or incur or which may be asserted against the Agent by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to the Agent by any duly authorized officer of the Fund, such duly authorized officer to be included in a list of authorized officers furnished to the Agent and as amended from time to time in writing by resolution of the Board of Directors of the Fund.

     Further, the Fund will indemnify and hold the Agent harmless against any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action, or suit as a result of the negligence of the Fund or the principal underwriter (unless contributed to by the Agent's breach of this Agreement or other Agreements between the Fund and the Agent, or the Agent's own negligence or bad faith); or as a result of the Agent acting upon telephone instructions relating to the exchange or redemption of shares received by the Agent and reasonably believed by the Agent under a standard of care customarily used in the industry to have originated from the record owner of the subject shares; or as a result of acting in reliance upon any genuine instrument or stock certificate signed, countersigned, or executed by any person or persons authorized to sign, countersign, or execute the same.

     In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, the Agent shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond the Agent's control. The Agent will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of the Agent. The Agent agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Fund shall be entitled to inspect the Agent's premises and operating capabilities at any time during regular business hours of the Agent, upon reasonable notice to the Agent.

     Regardless of the above, the Agent reserves the right to reprocess and correct administrative errors at its own expense.

     In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the Fund may be asked to indemnify or hold the Agent harmless, the Fund shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Agent will use all reasonable care to notify the Fund promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Fund. The Fund shall have the option to defend the Agent against any claim which may be the subject of this indemnification. In the event that the Fund so elects, it will so notify the Agent and thereupon the Fund shall take over complete defense of the claim, and the Agent shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. The Agent shall in no case confess any claim or make any compromise in any case in which the Fund will be asked to indemnify the Agent except with the Fund's prior written consent.

     The Agent shall indemnify and hold the Fund harmless from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which may be asserted against the Fund by any person arising out of any action taken or omitted to be taken by the Agent as a result of the Agent's refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful misconduct.

7. CONFIDENTIALITY

     The Agent agrees on behalf of itself and its employees to treat confidentially all records and other information relative to the Funds and their shareholders and shall not be disclosed to any other party, except after prior notification to and approval in writing by the Funds, which approval shall not be unreasonably withheld and may not be withheld where the Agent may be exposed to civil or criminal contempt proceedings for failure to comply after being requested to divulge such information by duly constituted authorities.

8.   ADDITIONAL SERIES

     Bremer Investment Funds, Inc. is authorized to issue separate classes of shares of beneficial interest representing interests in separate investment portfolios. The parties intend that each portfolio established by the trust, now or in the future, be covered by the terms and conditions of this agreement.

9.   RECORDS

     The Agent shall keep records relating to the services to be performed hereunder, in the form and manner, and for such period as it may deem advisable and is agreeable to the Funds but not inconsistent with the rules and regulations of appropriate government authorities, in particular, Section 31 of The Investment Company Act and the rules thereunder. The Agent agrees that all such records prepared or maintained by the Agent relating to the services to be performed by the Agent hereunder are the property of the Funds and will be preserved, maintained, and made available with such section and rules of the Investment Company Act and will be promptly surrendered to the Funds on and in accordance with its request.

10.  WISCONSIN LAW TO APPLY

     This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the state of Wisconsin.

11.  AMENDMENT, ASSIGNMENT, TERMINATION AND NOTICE

     A. This Agreement may be amended by the mutual written consent of the parties.

     B. This Agreement may be terminated upon sixty (60) days' written notice given by one party to the other.

     C. This Agreement and any right or obligation hereunder may not be assigned by either party without the signed, written consent of the other party.

     D. Any notice required to be given by the parties to each other under the terms of this Agreement shall be in writing, addressed and delivered, or mailed to the principal place of business of the other party. If to the Agent, such notice should to be sent to Mutual Fund Services, 615 E. Michigan Street, Milwaukee, Wisconsin 53202. If to the Funds, such notice should be sent to P.O. Box 1956, St. Cloud, Minnesota 56302.

     E. In the event that the Funds give to the Agent their written intention to terminate and appoint a successor transfer agent, the Agent agrees to cooperate in the transfer of its duties and responsibilities to the successor, including any and all relevant books, records and other data established or maintained by the Agent under this Agreement.

     F. Should the Funds exercise their right to terminate, all out-of-pocket expenses associated with the movement of records and material will be paid by the Funds.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.


Bremer Investment Funds, Inc.


By: /s/ Steven A. Laraway               By: /s/ James C. Tyler
    -------------------------------         ---------------------------------
Its: President                          Its: Vice President
    -------------------------------         ---------------------------------


Attest:  /s/ Richard A. DiNello         Attest:  /s/ Andrea McVoy
       ----------------------------            ------------------------------
                                                        Assistant Secretary

                                  Exhibit A
                     Transfer Agent Annual Fee Schedule
                                Bremer Funds


Annual fees based on market value of assets

     $14 per shareholder account

     $15,000 annual minimum fee applied to each fund

     15% discount for the first year
     10% discount for the second year